SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 8, 2003

PAVILION BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-22461 (Commission File Number)	38-3088340 (IRS Employer Identification no.)

135 East Maumee Street Adrian, Michigan (Address of principal executive office)		49221 (Zip Code)

Registrant's telephone number, including area code: (517) 265-5144

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Item 7.         Financial Statements and Exhibits.

                   Exhibit

                   99.1     Press Release Dated August 8, 2003.

                   99.2     Report to Shareholders dated July 31, 2003.

Item 12.        Results of Opeartions.

                   On August 8, 2003, Pavilion Bancorp, Inc. issued a press release announcing second quarter earnings and a cash dividend of $.23 per share on the common stock payable July 31, 2003 to shareholders of record on July 28, 2003. A copy of the press release is attached as Exhibit 99.1.

                   On July 31, 2003, Pavilion Bancorp, Inc. sent a second quarter report to their shareholders. A copy of that report is attached as Exhibit 99.2.

                   The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 8, 2003	PAVILION BANCORP, INC. (Registrant)
	By:	/s/ Loren V. Happel Loren V. Happel Chief Financial Officer

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EXHIBIT INDEX

99.1	Press Release Dated August 8, 2003
99.2	Report to Shareholders dated July 31, 2003

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EXHIBIT 99.1

For Immediate Release
August 8, 2003
News For:	Pavilion Bancorp, Inc.
Contact:	Douglas L. Kapnick, Chairman of the Board
Pamela S. Fisher, Corporate Secretary
(517) 266-5054
pfisher@pavilionbancorp.com

Pavilion Bancorp 2nd Quarter Earnings and Dividend

Reflect Company’s Continued Strength

        ADRIAN, MICHIGAN: The Directors of Pavilion Bancorp, Inc., the parent company of the Bank of Lenawee and the Bank of Washtenaw, have announced a cash dividend of $.23 per share on the common stock payable July 31, 2003 to shareholders of record on July 28, 2003.

        The company’s unaudited consolidated net income for the second quarter was $1,707,782, a 31 percent improvement over the same period in 2002. The increase in net income was a result of maintaining a strong net interest margin during continued downward pressure on interest rates and the continued strength of the real estate mortgage business.

        “We thank our staff for their continued dedication to their jobs and to their customers. Their efforts are a major reason for our success,” said Douglas L. Kapnick, Chairman of the Board of Pavilion Bancorp. “We are pleased to have welcomed a new President and Chief Executive Officer, Richard J. DeVries, to the Bank of Lenawee family and two highly regarded Commercial Lenders, Theodore A. Schork and Daniel P. Foss, to the Bank of Washtenaw team. We look forward to the significant contributions these new employees will bring to our corporation.”

        Pavilion Bancorp, Inc. is traded on the OTC Bulletin Board under the symbol PVLN. Stifel Nicolaus, of Columbus, Ohio, is the primary market maker in the stock.

EXHIBIT 99.2

Pavilion Bancorp, Inc. Second Quarter Statement June 30, 2003

Pavilion Bancorp, Inc.

135 East Maumee Street
Adrian, MI 49221
(517) 265-5144 or (800) 508-8346

www.pavilionbancorp.com
www.bankoflenawee.com
www.bankofwashtenaw.com

Second Quarter Statement

President’s Message

To our shareholders:

In my last quarterly message I observed that we were excited about the way 2003 had begun. That excitement continues as we mark the mid-year point.

Earnings as of June 30th were $1,707,782 as compared to $1,306,428 as of June 30, 2002. That represents a 31 percent increase. Our ability to maintain a strong interest margin during continued downward pressure on interest rates was one of two primary reasons for our improved performance. The other reason was the unprecedented volume of mortgage loan refinances.

Although the economy has begun to show small signs of improvement, we continue to prudently increase our Provision for Loan Losses. Although our delinquencies remain at an enviable one percent of our portfolio, we remain cognizant of the difficulties many small businesses have encountered during the past year or two.

I am pleased to report that the Board of Directors has approved the payment of the regular quarterly dividend of 23 cents per share. It will be paid July 31, 2003 to shareholders of record as of July 28th.

As I write this message, the new President and CEO of the Bank of Lenawee, Richard J. DeVries, has joined us and is beginning to get acquainted with staff, customers and shareholders. Rick's commitment, enthusiasm and dedication to community involvement will lead us into a new chapter in the long history of the Bank.

At Bank of Washtenaw, two highly regarded commercial lenders, Ted Schork and Dan Foss, joined that team in June. We look forward to the significant contributions both will bring to the growth of our operation in Washtenaw County.

As always, I must remind you of our strong commitment to you, our shareholders. That commitment remains at the heart of everything we do and every decision we make. Our stock price has consistently been between $47.00 and $52.00 since April. For more information on our performance you are encouraged to visit our website at www.pavilionbancorp.com.

We remain grateful for your continued support.

Douglas L. Kapnick
Chairman of the Board, and
President and Chief Executive Officer

Pavilion Bancorp, Inc.

Second Quarter Statement

CONSOLIDATED BALANCE SHEET

                                                                                           June
                                                                              2003                       2002
Assets
    Cash and due from banks                                               $  14,220,350             $  12,827,521
    Federal funds sold                                                                -                 6,560,000
    Commercial Paper                                                                  -                         -
                                                                            -----------               -----------
      Total cash and cash equivalents                                     $  14,220,350             $  19,387,521

    Market value of securities available for sale                            22,575,431                26,387,801

    Total loans                                                             257,975,282               223,804,398
      Loans held for sale                                                     4,632,550                 1,323,520
      Deferred loan origination (fees) costs, net                               (18,698)                  (41,589)
      Allowance for loan losses                                              (2,884,877)               (2,279,670)
                                                                            -----------               -----------
        Net loans                                                           259,704,257               222,806,659

      Premises and equipment, net                                             5,996,693                 6,525,304
      Accrued interest receivable                                             1,732,497                 1,833,883
      Other assets                                                            4,172,123                 4,564,881
                                                                            -----------               -----------

        Total assets                                                      $ 308,401,351             $ 281,506,049
                                                                      ======================  ======================

Liabilities and Shareholders' Equity
    Liabilities
      Deposits:
        Noninterest - bearing                                                52,265,761                47,994,795
        Interest - bearing                                                  208,056,826               189,354,239
                                                                            -----------               -----------
          Total deposits                                                    260,322,587               237,349,034
      Other borrowings                                                       15,996,333                12,832,125
      Accrued interest payable                                                  435,812                   615,163
      Other liabilities                                                       2,370,802                 2,156,661
                                                                            -----------               -----------
        Total liabilities                                                   279,125,534               252,952,983

    Shareholders' equity
      Common stock and paid-in capital, No par value:
        3,000,000 shares authorized; shares issued and
        outstanding 811,190 - 2003; 839,826 - 2002                           12,798,421                14,151,578
      Retained earnings                                                      16,234,013                14,074,068
      Unrealized gain (loss) on securities available for sale                   243,383                   327,420
                                                                            -----------               -----------

        Total shareholders' equity                                           29,275,817                28,553,066
                                                                            -----------               -----------

        Total liabilities and shareholders' equity                        $ 308,401,351             $ 281,506,049
                                                                      ======================  ======================

Pavilion Bancorp, Inc.

Second Quarter Statement

CONSOLIDATED STATEMENT OF INCOME

                                                                                    Six Months Ending June 30,
                                                                                   2003                    2002
Interest Income
    Loans, including fees                                                     $ 8,786,063             $ 8,698,724
    Securities                                                                    528,149                 725,715
    Federal funds sold and other                                                   35,962                  42,044
                                                                                ---------               ---------
      Total interest income                                                     9,350,174               9,466,483

Interest Expense
    Deposits                                                                    2,064,917               2,832,051
    Borrowed funds                                                                311,882                 315,382
                                                                                ---------               ---------
      Total interest expense                                                    2,376,799               3,147,433
                                                                                ---------               ---------

Net Interest Income                                                             6,973,375               6,319,050
    Provision for loan losses                                                     435,000                 256,000
                                                                                ---------               ---------

Net Interest Income After
    Provision For Loan Losses                                                   6,538,375               6,063,050

Noninterest income
    Service charges on deposit accounts                                           783,052               1,009,427
    Gains on sales of loans                                                     2,671,439               1,114,530
    Other                                                                          41,127                 182,194
                                                                                ---------               ---------
      Total other income                                                        3,495,618               2,306,152

Noninterest expense
    Salaries and employee benefits                                              4,488,607               3,844,976
    Premises and equipment                                                      1,118,324               1,187,858
    Other                                                                       1,917,674               1,411,040
                                                                                ---------               ---------
      Total other expenses                                                      7,524,605               6,443,874
                                                                                ---------               ---------

Income Before Income Taxes                                                      2,509,388               1,925,328
    Federal income tax expense                                                    801,606                 618,900
                                                                                ---------               ---------

Net Income                                                                    $ 1,707,782             $ 1,306,428
                                                                      ======================  ======================

Earnings per common share:                                                         $ 2.11                  $ 1.54

Pavilion Bancorp, Inc.

Second Quarter Statement

DIRECTORS:
Pavilion Bancorp, Inc.

Allan F. Brittain
Chairman of the Board
Bank of Lenawee

Fred R. Duncan
Retired

Edward J. Engle, Jr.
President
Rima Manufacturing Company

William R. Gentner
President
Gentner, Inc.

Douglas L. Kapnick
President
Kapnick and Company, Inc.

Emory M. Schmidt
Vice President
Brazeway, Inc.

J. David Stutzman
General Manager
Raymond and Stutzman LLC

OFFICERS:
Pavilion Bancorp, Inc.

Douglas L. Kapnick
Chairman of the Board
President and
    Chief Executive Officer

Pamela S. Fisher
Corporate Secretary

Loren V. Happel
Chief Financial Officer

Pavilion Bancorp, Inc.